SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

SandRidge Energy, Inc.

(Name of Registrant as Specified In Its Charter)

TPG-Axon Management LP
TPG-Axon Partners GP, L.P.
TPG-Axon GP, LLC
TPG-Axon Partners, LP
TPG-Axon International, L.P.
TPG-Axon International GP, LLC
Dinakar Singh LLC
Dinakar Singh

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

On December 6, 2012, TPG-Axon Management LP and its affiliates (collectively, "TPG-Axon") posted various soliciting materials to www.shareholdersforsandridge.com.  Copies of certain materials, including a Privacy Policy, Disclaimer and Terms and Conditions, are filed herewith as Exhibit 1.

In addition, the soliciting materials include (i) a letter from TPG-Axon to the Board of Directors of SandRidge (the "Board"), dated November 8, 2012, attached as Exhibit 2 to the Schedule 13D filed with the SEC on November 13, 2012, and the related press release (ii) a second letter to the Board dated November 30, 2012, filed as Exhibit 1 to the Schedule 13D filed with the SEC on November 30, 2012, and the related press release and (iii) links to various securities filings on Schedules 13D and 14A filed by TPG-Axon with the SEC.

Also on December 6, 2012, TPG-Axon issued a press release relating to the launch of www.shareholdersforsandridge.com.  A copy of the press release is filed herewith as Exhibit 2.